Exhibit (j)(2)

SEWARD & KISSEL LLP

1200 G Street, NW

Washington, D.C. 20005

202-737-8833

April 27, 2012

Board of Directors

Homestead Funds, Inc.

4301 Wilson Boulevard

Arlington, VA 22203

Re:	Homestead Funds, Inc.

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional information filed as part of the post-effective amendment No. 45 to the Form N-1A registration statement for Homestead Funds, Inc. (File No. 33-35788). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Seward & Kissel LLP

Seward & Kissel LLP